                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): December 4, 2003



                           EDGE PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                            000-22149                     76-0511037
(State or other jurisdiction of                (Commission                 (I.R.S. Employer
 incorporation or organization)                File Number)               Identification No.)


            1301 TRAVIS, SUITE 2000
                HOUSTON, TEXAS                                     77002
   (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (713) 654-8960

         The registrant is filing this Current Report on Form 8-K/A to include the historical and pro forma financial information required by Items 7(a) and 7(b) of Form 8-K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 4, 2003, Edge Petroleum Corporation, a Delaware Corporation (the "Company" or "Edge"), completed the acquisition of Miller Exploration Company ("Miller"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated May 28, 2003 (the "Merger Agreement") among Edge, Edge Merger Sub Inc., a Delaware Corporation and a wholly owned subsidiary of Edge ("Merger Sub"), and Miller. Pursuant to the Merger Agreement, Merger Sub was merged with and into Miller (the "Merger"), with Miller surviving as the wholly owned subsidiary of Edge. The Merger is intended to qualify as a tax-free reorganization for U.S. federal tax purposes and Edge will account for the Merger using the purchase method of accounting, with Edge treated as the acquiror.

         As a result of the Merger, each share of common stock, par value $0.01 per share, of Miller ("Miller common stock"), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Miller, Edge or Merger Sub), has been converted into the right to receive 1.22342 shares of common stock, par value $0.01 per share, of Edge ("Edge common stock"). In the aggregate, Edge issued 2,604,757 shares of Edge common stock in exchange for the issued and outstanding shares of Miller common stock and Edge assumed options and warrants of Miller exercisable for up to 149,869 and 1,101,078 shares of Edge common stock, respectively. The merger ratio was determined based on arm's length negotiations between Edge and Miller.

         Miller, the common stock of which was previously publicly traded, is the successor to Miller Oil Corporation, an independent oil and natural gas exploration and production business first established in Michigan by members of the Miller family in 1925. Miller is an independent oil and gas exploration and production company that has developed a base of producing properties and inventory of prospects concentrated primarily in the Mississippi Salt Basin of Central Mississippi. Miller emphasizes the use of 3-D seismic data analysis and imaging, as well as other emerging technologies, to explore for and develop oil and natural gas in its core exploration area. Edge currently intends to continue these business activities of Miller.

         There were no material relationships between Edge and Miller prior to the consummation of the Merger.

         A press release announcing the completion of the Merger is attached as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.


ITEM 5.  OTHER EVENTS.

         At a special meeting of stockholders held on December 4, 2003, Edge's stockholders approved (i) the Merger as summarized above and set forth in the Merger Agreement, and (ii) Edge's Incentive Plan, including an amendment to increase the number of shares of Edge common stock reserved for issuance under the plan from 1,200,000 shares to 1,700,000 shares.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired.

         The following consolidated financial statements of Miller Exploration Company and report of independent public accountants set forth in Miller Exploration Company's Annual Report on Form 10-K for the year ended December 31, 2002 are incorporated herein by reference:

         Consolidated Balance Sheets as of December 31, 2002 and 2001.

         Consolidated Statements of Operations for the Years Ended December 31, 2002 and 2001.

         Consolidated Statements of Equity for the Years Ended December 31, 2002 and 2001.

         Consolidated Statements of Cash Flows for the Years Ended December 31, 2002 and 2001.

         Notes to Consolidated Financial Statements.

         Report of Independent Public Accountants.

         The following consolidated financial statements of Miller Exploration Company set forth in Miller Exploration Company's Form 10-Q for the quarter ended September 30, 2003 are incorporated herein by reference:

         Consolidated Balance Sheet as of September 30, 2003 (unaudited).

         Consolidated Statements of Operations for the Nine Months Ended September 30, 2003 and 2002 (unaudited).

         Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2003 and 2002 (unaudited).

         Notes to Consolidated Financial Statements (unaudited).

         (b) Pro Forma Financial Information.

         The pro forma financial information required by Item 7(b) of Form 8-K is as set forth below:

                  (1) UNAUDITED PRO FORMA FINANCIAL INFORMATION

BACKGROUND

         The following unaudited condensed consolidated pro forma financial statements have been prepared to show the effect of the merger between Edge and Miller. Edge acquired all of

Miller's common stock in this stock-for-stock merger, and used the purchase method of accounting to record the acquisition.

SOURCES OF INFORMATION

         The historical financial data of Edge and Miller used in the pro forma financial statements have been derived primarily from these companies' respective 2002 annual reports on Form 10-K and September 30, 2003 quarterly reports on Form 10-Q. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. You should read the annual and quarterly reports of Edge and Miller for additional information about these companies.

HOW THE PRO FORMA FINANCIAL STATEMENTS WERE PREPARED

         The condensed consolidated pro forma balance sheet was prepared without audit assuming the acquisition of Miller by Edge occurred on September 30, 2003. Edge is the acquiring company in the transaction, so the recorded amounts of its historical assets and liabilities were not restated in this pro forma balance sheet. Under the purchase method of accounting, Miller's assets and liabilities were revalued to their estimated fair values. The total cost of the acquisition was determined based on the $14.3 million fair value of the Edge common stock to be transferred to Miller stockholders, plus other direct transaction costs of $1.2 million. This preliminary estimate of the total cost of the merger, $15.5 million, was then allocated among Miller's acquired assets and liabilities, including related deferred income taxes.

         The pro forma balance sheet is based on management's preliminary estimates of acquired fair values and the costs of the merger. Miller's assets and liabilities when the acquisition was completed were different than they were at September 30, 2003. The final costs of the transaction could also differ from the preliminary estimates used here. For these reasons, the actual purchase price allocation may differ from the amounts presented herein.

         The condensed consolidated pro forma income statements for the year ended December 31, 2002 and for the nine-month period ended September 30, 2003 were each prepared without audit assuming the acquisition of Miller by Edge occurred on January 1, 2002. Certain reclassifications of the historical amounts reported by each company were made in combining their results. These reclassifications include a change in Miller's historical presentation as an extraordinary item in its previously filed 2002 Form 10-K of a gain on early extinguishments of debt and related reduction in interest expense. The pro forma financial statements do not consider certain items included in the historical financial statements, such as the cumulative effects of changes in accounting principles.

         The pro forma income statements for 2002 and the nine months ended September 30, 2003 have been adjusted to remove the estimated historical revenues, direct operating expenses and related depletion, depreciation and amortization expenses of certain of Miller's Alabama properties sold to a third party in June 2003. With these adjustments, the pro forma income statements include only the estimated historical income from continuing operations of Miller's properties being acquired by Edge in the merger.

         These pro forma financial statements do not purport to present what the combined financial position or results of operations of Edge and Miller would have been had the merger occurred on the dates indicated. They also cannot be relied upon as a projection of future results. These statements do not reflect cost savings and operating efficiencies Edge might achieve once the two companies' operations are combined. The pro forma statements also do not include future costs related to combining the companies' operations that will be charged to income as they are incurred. Edge management currently estimates such nonrecurring costs will total approximately $819,000, although the actual amount could be higher or lower. The pro forma statements should be read in conjunction with the historical financial statements of Edge and Miller, which are incorporated by reference in this Form 8K.

                         (2) EDGE PETROLEUM CORPORATION
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003

                                                                                                        PRO FORMA
                                                                       HISTORICAL         ---------------------------------------
                                               HISTORICAL EDGE           MILLER            ADJUSTMENTS(1)            COMBINED
                                               ---------------      ---------------       ---------------         ---------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents..................    $    3,248,389       $     5,872,000       $                       $     9,120,389
Accounts receivable, net...................         8,347,165             1,187,000                                     9,534,165
Current deferred tax asset.................           425,345                    --                                       425,345
Derivative financial instrument............           557,506                                                             557,506
Other current assets.......................           774,298               611,000                                     1,385,298
                                               --------------       ---------------       ---------------         ---------------
Total current assets.......................        13,352,703             7,670,000                                    21,022,703
PROPERTY AND EQUIPMENT, Net-full cost
  method of accounting for oil and
  natural gas properties...................        92,416,400            12,217,000           (10,884,234) (b)         93,749,166
                                                                                                           (a)
DEFERRED TAX AND OTHER LONG-TERM ASSETS....                --                28,000             6,879,821  (c)          6,907,821
                                               --------------       ---------------       ---------------         ---------------
TOTAL ASSETS...............................    $  105,769,103       $    19,915,000       $    (4,004,413)        $   121,679,690
                                               ==============       ===============       ===============         ===============
CURRENT LIABILITIES:
Accounts payable...........................    $    1,221,853       $       376,000       $                       $     1,597,853
Accrued interest and other liabilities              7,547,774             1,634,390             1,244,925  (b)         10,427,089
Asset retirement obligation - current
  portion..................................            96,249               502,610              (329,587) (a)            269,272
                                               --------------       ---------------       ---------------         ---------------
Total current liabilities..................         8,865,876             2,513,000               915,338              12,294,214
ASSET RETIREMENT OBLIGATION - LONG-TERM
  PORTION..................................         1,321,274                    --               261,424  (a)          1,582,698
DEFERRED INCOME TAXES......................         2,079,289                    --            (2,079,289) (c)                 --
LONG-TERM DEBT.............................        30,000,000                    --                                    30,000,000
                                               --------------       ---------------       ---------------         ---------------
TOTAL LIABILITIES..........................    $   42,266,439       $     2,513,000       $      (902,527)        $    43,876,912
                                               --------------       ---------------       ---------------         ---------------
STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value;
  5,000,000 shares authorized; none
  outstanding..............................                --                    --                                            --
Common stock warrants and options..........                --               851,000              (851,000) (a)                 --
Common stock, $0.01 par value;
  25,000,000 shares authorized;
  9,531,001 shares issued and
  outstanding..............................            95,310                21,000                 5,048  (d)            121,358
Additional paid-in capital.................        57,068,576            77,771,000           (63,496,934) (d)         71,342,642
Retained earnings (deficit)................         6,421,676           (61,241,000)           61,241,000  (d)          6,421,676
Accumulated other comprehensive loss.......           (82,898)                   --                    --  (d)            (82,898)
                                               --------------       ---------------       ---------------         ---------------
Total stockholders' equity.................        63,502,664            17,402,000            (3,101,886)             77,802,778
                                               --------------       ---------------       ---------------         ---------------
Total Liabilities and Stockholders'
  Equity...................................    $  105,769,103       $    19,915,000       $    (4,004,413)        $   121,679,690
                                               ==============       ===============       ===============         ===============

         The accompanying notes are an integral part of these unaudited condensed consolidated pro forma financial statements.

                         (3) EDGE PETROLEUM CORPORATION
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2003

                                                                                            Pro Forma
                                                                    --------------------------------------------------------
                                                                                 Adjustments
                                                                    ----------------------------------
                               Historical         Historical           Alabama
                                  Edge              Miller          Property Sale            Other               Combined
                             --------------     --------------      -------------        -------------         -------------
OIL AND NATURAL
  GAS REVENUES.............  $   23,727,703     $    8,888,000      $    (435,196) (e)   $                     $  32,180,507

OPERATING EXPENSES:
  Oil and natural gas
    operating expenses,
    including
    production and ad
    valorem taxes..........       3,346,198          1,487,000            (43,821) (e)                             4,789,377
  Depletion,
    depreciation,
    amortization and
    accretion..............       9,334,243          4,515,000             12,135           (3,215,929) (f)       10,645,449
  Cost ceiling writedown...              --            600,000                                          (g)          600,000
  General and
    administrative.........       4,114,320          1,684,000                                                     5,798,320
                             --------------     --------------      -------------        -------------         -------------
    Total operating
      expenses.............      16,794,761          8,286,000            (31,686)          (3,215,929)           21,833,146
                             --------------     --------------      -------------        -------------         -------------
Operating income (loss)....       6,932,942            602,000           (403,510)           3,215,929            10,347,361
Other income (expense),
  net......................        (456,646)           (48,000)                                                     (504,646)
                             --------------     --------------      -------------        -------------         -------------
INCOME (LOSS) BEFORE
  INCOME TAXES AND
  CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE........       6,476,296            554,000           (403,510)           3,215,929             9,842,715
Income tax (expense)
  benefit..................      (2,313,302)                --            149,299  (h)      (1,394,874) (h)       (3,558,877)
                             --------------     --------------      -------------        -------------         -------------
INCOME (LOSS) BEFORE
  CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE........  $    4,162,994     $      554,000      $    (254,211)       $   1,821,055         $   6,283,838
                             ==============     ==============      =============        =============         =============
Basic Earnings Per
  Share:
  Income before
    cumulative effect
    of accounting
    change.................  $         0.40                                                                    $        0.52
                             ==============                                                                    =============
Diluted Earnings Per
  Share:
  Income before
    cumulative effect
    of accounting
    change.................  $         0.39                                                                    $        0.51
                             ==============                                                                    =============
Weighted Average Number
  of Common Shares
  Outstanding:
    Basic..................       9,488,896                                                                       12,093,653
    Diluted................       9,697,890                                                                       12,302,647

         The accompanying notes are an integral part of these unaudited condensed consolidated pro forma financial statements.

                         (4) EDGE PETROLEUM CORPORATION
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                            Pro Forma
                                                                    --------------------------------------------------------
                                                                                 Adjustments
                                                                    ----------------------------------
                               Historical         Historical           Alabama
                                  Edge              Miller          Property Sale            Other               Combined
                             --------------     --------------      -------------        -------------         -------------
OIL AND NATURAL
  GAS REVENUES.............  $   20,911,294     $   10,278,000      $    (513,001) (e)   $                     $  30,676,293

OPERATING EXPENSES:
  Oil and natural gas
    operating expenses,
    including
    production and ad
    valorem taxes..........       3,831,590          1,711,000            (27,205) (e)                             5,515,385
  Depletion,
    depreciation,
    amortization and
    accretion..............      10,426,667          7,458,000            (83,573)          (4,241,645) (f)       13,559,449
  Cost ceiling writedown...              --          7,000,000                                          (g)        7,000,000
  General and
    administrative.........       4,826,793          2,013,000                 --                   --             6,839,793
  Deferred compensation
    expense................         402,634                 --                 --                   --               402,634
                             --------------     --------------      -------------        -------------         -------------
    Total operating
      expenses.............      19,487,684         18,182,000           (110,778)          (4,241,645)           33,317,261
                             --------------     --------------      -------------        -------------         -------------

Operating income (loss)....       1,423,610         (7,904,000)          (402,223)           4,241,645            (2,640,968)
Other income (expense),
  net......................        (200,805)          (393,000)                --                   --              (593,805)
  Gain (loss) on early
    extinguishment
    of debt, net of
    income tax effects.....                          2,196,000                 --                   --  (g)        2,196,000
                             --------------     --------------      -------------        -------------         -------------
INCOME (LOSS) BEFORE              1,222,805         (6,101,000)          (402,223)           4,241,645            (1,038,773)
  INCOME TAXES AND
  CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE........
Income tax (expense)
  benefit..................        (473,060)         5,743,000            148,823  (h)      (4,242,519) (h)        1,176,244
                             --------------     --------------      -------------        -------------         -------------
INCOME (LOSS) BEFORE
  CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE........  $      749,745     $     (358,000)     $    (253,400)       $        (874)        $     137,471
                             ==============     ==============      =============        =============         =============
Basic Earnings Per
  Share:
  Income before
    cumulative effect
    of accounting
    change.................  $         0.08                                                                    $        0.01
                             ==============                                                                    =============
Diluted Earnings Per
  Share:
  Income before
    cumulative effect
    of accounting
    change.................  $         0.08                                                                    $        0.01
                             ==============                                                                    =============
Weighted Average Number
  of Common Shares
  Outstanding:
    Basic..................       9,384,097                                                                       11,981,572
    Diluted................       9,605,571                                                                       12,225,599


         The accompanying notes are an integral part of these unaudited condensed consolidated pro forma financial statements.

                         (5) EDGE PETROLEUM CORPORATION
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

THE MERGER

         On May 29, 2003, Edge Petroleum Corporation (Edge) announced it would acquire Miller Exploration Company (Miller) in a stock-for-stock merger. Edge issued 2,604,757 shares of Edge common stock in exchange for the issued and outstanding shares of Miller common stock and Edge assumed options and warrants of Miller exercisable for up to 149,869 and 1,101,078 shares of Edge common stock, respectively. Edge valued these 2,604,757 newly issued shares of common stock in purchase accounting at $5.49 per share, which was the average price during a period four days before and after the merger was announced. The resulting total estimated stock value is $14,300,114.

THE PRO FORMA FINANCIAL STATEMENTS

         The accompanying condensed consolidated pro forma financial statements have been prepared without audit to show the estimated effects of this proposed merger. The historical financial data of Edge and Miller used in these pro forma financial statements have been derived from these companies' financial statements.

         The pro forma financial statements have been adjusted to remove the estimated historical revenues, direct operating expenses and related depletion, depreciation and amortization expense of certain of Miller's Alabama properties. These properties were sold to a third party in June 2003. With these adjustments, the pro forma statements include only the effects of Miller's oil and gas operations being acquired by Edge in the merger.

         The condensed consolidated pro forma balance sheet was prepared using the purchase method of accounting assuming the acquisition of Miller by Edge occurred on September 30, 2003. This pro forma balance sheet is based on management's preliminary estimates of acquired fair values and direct transaction costs and related deferred income tax effects. The actual purchase price allocation and the value of assets and liabilities acquired from Miller may differ from the amounts presented herein.

         The condensed consolidated pro forma income statements for the year ended December 31, 2002 and for the nine-month period ended September 30, 2003 were each prepared assuming the acquisition of Miller by Edge occurred on January 1, 2002. Edge made certain reclassifications of the amounts reported by each company to present their results consistently.

         These pro forma financial statements do not purport to present what the combined financial position or results of operations of Edge and Miller would have been had the merger occurred on the dates indicated. They also cannot be relied upon as a projection of future results. These statements do not reflect cost savings and operating efficiencies Edge expects to achieve once it combines the two companies' operations. The pro forma financial statements also do not include future nonrecurring costs related to combining the companies' operations that will be charged to income as they are incurred. Edge currently estimates such nonrecurring costs will total approximately $819,000, although the actual amount could be higher or lower. The pro forma statements should be read in conjunction with the historical financial statements of Edge and Miller.

SUMMARY OF PRO FORMA ADJUSTMENTS

     Balance Sheet Adjustments

         The combined historical balance sheets of Edge and Miller at September 30, 2003 have been adjusted in the accompanying pro forma balance sheet as follows:

     (a) To reflect adjustments to Miller's historical assets and liabilities, exclusive of oil and gas properties, to their estimated fair values. These adjustments were based on the following estimates:

         o Miller sold certain of its Alabama oil and gas properties in June 2003 and received cash proceeds of $2.5 million, before certain adjustments. The effects of this property sale are already reflected in Miller's September 30, 2003 historical balance sheet, so no adjustment to the pro forma balance sheet is needed.

         o Most of Miller's other long-term assets at September 30, 2003 were transferred to other parties prior to the merger with Edge or represent deferred costs having no value to Edge; therefore the historical balance has been eliminated in this pro forma balance sheet.

         o Edge has adjusted the total amount and classification of Miller's asset retirement obligation to its estimate of the fair value of that acquired liability.

         o Miller's outstanding warrants and options assumed and converted to Edge warrants and options have been revalued and included as components of the combined company's stockholders' equity.

         o Edge estimates that all of Miller's other assets and liabilities (exclusive of oil and gas property - see note (b) below) were recorded at reasonable approximations of their fair values. However, these preliminary estimates are subject to change once the final purchase prices allocation occurs.


     (b) To allocate the total purchase price to Miller's oil and gas properties, which has been determined using preliminary values of Miller's acquired assets and liabilities, is as follows:


                   Total purchase price:
                   Fair value of Edge common stock                                      $ 14,300,114
                   Other direct transaction costs accrued                                  1,244,925
                                                                                        ------------
                          Total purchase price                                          $ 15,545,039
                                                                                        ------------
                   Purchase price allocated to Miller's other assets and liabilities:
                   Cash and cash equivalents                                               5,872,000
                   Accounts receivable                                                     1,187,000
                   Other current assets                                                      611,000
                   Deferred income taxes (see note (c) below)                              8,987,110
                   Accounts payable                                                         (376,000)
                   Accrued liabilities                                                    (1,634,390)
                   Asset retirement obligation                                              (434,447)
                                                                                        ------------
                          Total net purchase price allocated to other net                 14,212,273
                          assets (liabilities)                                          ------------
                   Net purchase price allocated to Miller oil and gas properties:          1,332,766
                   September 30, 2003 carrying amount of Miller oil and gas properties    12,217,000
                                                                                        ------------
                   Excess carrying amount of Miller oil and gas properties to be
                      reduced                                                           $(10,884,234)
                                                                                        ============

           An estimated $261,400 of Miller's asset retirement obligation that was historically included in other current liabilities has been reclassified to Asset Retirement Obligation-Long-term Portion based on when Edge expects this obligation to be settled.

           The $14.3 million estimated value of the Edge common stock issued in the merger used in the pro forma calculation was based on a merger ratio of 1.22342 shares of common stock of Edge. In the aggregate, Edge issued approximately 2,604,757 shares of Edge common stock in exchange for the issued and outstanding share of Miller common stock.

           The allocated values of Miller's acquired assets and liabilities may also change when the merger closes and is recorded in Edge's historical financial statements.

      (c) To accrue deferred income tax assets related to the merger. Deferred income taxes related to Miller's acquired assets and liabilities are required to be accrued in purchase accounting. Edge's utilization of tax deductions related to Miller's operations, especially Miller's tax net operating loss (NOL) and other tax carryforwards, is expected to be limited after the merger. However, the portion of Miller's estimated deferred income tax benefits Edge management believes is likely to be realized in the future by the combined companies, totaling approximately $9.0 million, has been recorded as a deferred tax asset (net of a reduction of Edge's historical deferred tax liability) in the pro forma balance sheet. A valuation allowance totaling an estimated $17.4 million has been recorded against the other deferred tax assets acquired in the merger, including those related to most of Miller's NOL carryforwards, based on Edge's current projection that those deferred tax assets are not likely to be realized in the future. Future increases in this valuation allowance will increase income tax expense, while future reductions will reduce the carrying value of oil and gas properties.

      (d) To eliminate Miller's historical amounts of all components of stockholders' equity and record the additional common equity of Edge issued in the transaction. As described in Note (b) above, the calculation of 2,604,757 of common shares issued was based on

           Miller's outstanding shares of common stock at September 30, 2003 and the exchange ratio at the effective date of the merger. Any cash issued to individual Miller stockholders for fractional shares of Edge common stock computed using the final exchange ratio was ignored in these pro forma statements.

           The pro forma common stock and additional paid-in capital amounts were determined as follows:

               2,604,757 shares of Edge common stock, at par
                  value of $.01                                                    $       26,048

               Miller historical common stock value, to be eliminated                     (21,000)
                                                                                   --------------
               Net adjustment to common stock                                      $        5,048
                                                                                   --------------

               Additional paid-in capital related to new Edge stock:

               Excess of $14,300,114 total over $26,048 par value                  $   14,274,066

               Less: Miller additional paid-in capital, to be eliminated              (77,771,000)
                                                                                   --------------

               Net reduction in additional paid-in capital                         $  (63,496,934)
                                                                                   --------------


      Income Statement Adjustments

         The combined historical income statements of Edge and Miller for the year ended December 31, 2002 and the nine-month period ended September 30, 2003 have been adjusted in the accompanying pro forma income statement as follows:

      (e) The pro forma income statement adjustments in the column labeled "Alabama Property Sale" remove the estimated historical revenues, direct operating expenses and depletion, depreciation and amortization (DD&A) provision related to Miller's Alabama properties that were sold to a third party prior to the Edge/Miller merger. The inestimable effects of this property sale on indirect operation costs and general and administrative expenses were not considered in these pro forma adjustments.

      (f) To adjust the historical DD&A provision to the estimated total for the two combined companies. Because all the oil and gas operations of both Edge and Miller are in the United States, the historical Edge and the acquired Miller oil and gas property accounts were combined into one cost center under full-cost accounting to compute the estimated pro forma DD&A provisions.

      (g) The $7 million cost ceiling writedown recorded by Miller as part of its income (loss) from continuing operations in its second quarter 2002 historical financial statements has not been eliminated in the 2002 pro forma income statement. The $600,000 cost ceiling writedown recorded by Miller as part of its income from continuing operations in its third quarter 2003 historical financial statements has not been eliminated in the 2003 pro forma income statement. However, (1) Edge's allocable costs of Miller's oil and gas properties are lower than Miller's historical costs and (2) Edge's estimated cash flows from proved oil and gas reserves exceeded the related net property costs by more than the Miller writedowns throughout the applicable periods. As a result, Edge management believes this cost ceiling writedown recorded by Miller as a stand-alone company would not have been required if the combined companies had actually applied a single, combined full-cost ceiling limitation.

           Miller recorded a $2.2 million nonrecurring gain on early extinguishment of debt in its 2002 historical financial statements. This gain was previously reported as an extraordinary item in Miller's 2002 Form 10-K, and it has been reclassified as an Other Income Item in Miller's historical income statement in this Form 8-K.

      (h) To adjust the income tax provision for the estimated effects of combining Edge's and Miller's operations and other pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 37%).

      (i) For basic pro forma net income (loss) from continuing operations per share, Edge's historical common stock outstanding was increased for the 2,604,757 shares of Edge common stock Edge issued. These shares were computed using an exchange ratio of 1.22342 shares of Edge common stock for each share of Miller common stock, multiplied by Miller's shares of common stock outstanding at September 30, 2003. For fully diluted pro forma net income (loss) from continuing operations per share, the dilutive effects of Miller's options and warrants outstanding at September 30, 2003, each converted to equivalent shares of Edge common stock, were also included.

           c)       Exhibits.


          2.1+++    --     Agreement and Plan of Merger, dated as of May 28, 2003, among Edge Petroleum
                           Corporation, Edge Delaware Sub Inc. and Miller Exploration Company (filed as Annex A to the Joint Proxy Statement/Prospectus contained in Edge's Registration Statement on
                           Form S-4 (Registration No. 333-106484) and incorporated herein by reference).

         13.1+++    --     Items incorporated by reference from the Miller Exploration Company Form 10-K for the year ended December 31, 2002, as amended:  Report of Independent Public Accountants;
                           Consolidated Balance Sheets as of December 31, 2002 and 2001; Consolidated Statements
                           of Operations, Consolidated Statements of Equity and Consolidated Statements of Cash
                           Flows for the Years Ended December 31, 2002 and 2001; and Notes to Consolidated
                           Financial Statements.

         13.2+++    --     Items incorporated by reference from the Miller Exploration Company Form 10-Q for the quarterly period ended September 30, 2003:  Consolidated Balance Sheet as of September
                           30, 2003; Consolidated Statements of Operations and Consolidated Statements of Cash
                           Flows for the Nine Months Ended September 30, 2003 and 2002; and Notes to Consolidated
                           Financial Statements.

         23.1++     --     Consent of Plante & Moran PLLC.

         23.2++     --     Consent of Miller & Lents, Ltd.

         99.1+      --     Edge Press Release dated December 4, 2003.

         99.2+      --     Certificate of Merger.

         -----------

         +     Previously filed.

         ++    Filed herewith.

         +++   Incorporated by reference as indicated.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EDGE PETROLEUM CORPORATION



Date: February 17, 2004                 By: /s/ Michael G. Long
                                            -----------------------------------
                                               Michael G. Long
                                               Senior Vice President and Chief
                                                 Financial Officer

                                  EXHIBIT INDEX

          2.1+++    --     Agreement and Plan of Merger, dated as of May 28, 2003, among Edge Petroleum
                           Corporation, Edge Delaware Sub Inc. and Miller Exploration Company (filed as Annex A to the Joint Proxy Statement/Prospectus contained in Edge's Registration Statement on
                           Form S-4 (Registration No. 333-106484) and incorporated herein by reference).

         13.1+++    --     Items incorporated by reference from the Miller Exploration Company Form 10-K for the year ended December 31, 2002, as amended:  Report of Independent Public Accountants;
                           Consolidated Balance Sheets as of December 31, 2002 and 2001; Consolidated Statements
                           of Operations, Consolidated Statements of Equity and Consolidated Statements of Cash
                           Flows for the Years Ended December 31, 2002 and 2001; and Notes to Consolidated
                           Financial Statements.

         13.2+++    --     Items incorporated by reference from the Miller Exploration Company Form 10-Q for the quarterly period ended September 30, 2003:  Consolidated Balance Sheet as of September
                           30, 2003; Consolidated Statements of Operations and Consolidated Statements of Cash
                           Flows for the Nine Months Ended September 30, 2003 and 2002; and Notes to Consolidated
                           Financial Statements.

         23.1++     --     Consent of Plante & Moran PLLC.

         23.2++     --     Consent of Miller & Lents, Ltd.

         99.1+      --     Edge Press Release dated December 4, 2003.

         99.2+      --     Certificate of Merger.

         -----------

         +     Previously filed.

         ++    Filed herewith.

         +++   Incorporated by reference as indicated.